EXHIBIT 99.1 Press Release FOR IMMEDIATE RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:

Curt Ritter, 212-492-8989	Susan Hyde, 212-492-1151

critter@wpcarey.com	shyde@wpcarey.com

Media Kit: www.wpcarey.com/MediaKit	IR Kit: www.wpcarey.com/IRKit

W.P. CAREY’S GORDON DUGAN TO PRESENT AT THE WALL STREET
TRANSCRIPT’S “INVESTING IN THE REIT INDUSTRY”

CONFERENCE ON AUGUST 17TH

Webcast Scheduled for 11:20 AM

        NEW YORK, NY – August 12, 2004 – Investment firm W. P. Carey & Co. LLC (NYSE: WPC) announced today that its President and Co-CEO Gordon F. DuGan will present at the upcoming Wall Street Transcript’s Investing in the REIT Industry conference at the Harvard Club in New York City on Tuesday, August 17th at 11:20 AM (EDT). A webcast of his presentation will be available at www.wpcarey.com/twst.

        Mr. DuGan will provide an overview of the company’s unique business model and its growing asset management business. He will also discuss the current investment environment, highlighting recent acquisitions and trends within the net lease industry.

        Founded in 1973, W. P. Carey & Co. is a leading global investment firm that has long served as the preeminent provider of sale-leaseback financing to corporations and private equity firms in the United States and Europe. It owns a portfolio of net-leased real estate assets and provides asset management services to the Corporate Property Associates (CPA®) series of income generating, publicly held non-traded real estate investment trusts (REITs). The Company currently owns and/or manages 700 commercial and industrial properties worldwide, representing 95 million square feet.

Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.